Exhibit 23(e)(ii) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K



                                  Exhibit F

                                    to the

                            Distributor's Contract

                             The Huntington Funds

                             Investment A Shares



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                  FUNDS                                 CLASS
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Huntington Situs Small Cap Fund                  Investment A Shares
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      The following provisions are hereby incorporated and made part of the
Distributor's Contract dated December 1, 2001, between The Huntington Funds ("Investment Company") and Edgewood Services, Inc. ("Edgewood") with respect to the Class of shares set forth above.

   1. The Investment Company hereby appoints Edgewood to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, Edgewood is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Investment Company.

   2. During the term of this Agreement, the Investment Company will pay Edgewood for services pursuant to this Agreement:(i) a monthly fee computed at the annual rate of 0.25% of the average aggregate net asset value of the Investment A Shares held during the month; and
        (ii) all initial sales loads paid by shareholders during the month in connection with the purchase of Investment A Shares in accordance with the Investment Company's then-current Prospectus and Statement of Additional Information. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month

   3. Edgewood may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as Edgewood may, by notice to the Investment Company, voluntarily declare to be effective.

   4. Edgewood will enter into separate written agreements with various Financial Institutions to provide certain of the services set forth in Paragraph 1 herein. Edgewood, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by Edgewood in its sole discretion.

   5. Edgewood will prepare reports to the Board of Trustees of the Investment Company on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.



      In consideration of the mutual covenants set forth in the Distributor's Contract dated December 1, 2001, between the Investment Company and Edgewood, the Investment Company executes and delivers this Exhibit on behalf of the Funds, and with respect to the Share Classes thereof, first set forth in this Exhibit.


   Witness the due execution hereof this 1st day of August, 2002.



I.    THE HUNTINGTON FUNDS          EDGEWOOD SERVICES, INC.





By:  /s/ James E. Ostrowski         By:  /s/ Peter J. Germain


Name: James E. Ostrowski            Name: Peter J. Germain

Title: Vice President               Title: President




                                  Exhibit G

                                    to the

                            Distributor's Contract



                             The Huntington Funds

                             Investment B Shares



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                  FUNDS                                 CLASS
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Situs Small Cap Fund                  Investment B Shares
---------------------------------------------------------------------------


      The following provisions are hereby incorporated and made part of the Distributor's Contract dated December 1, 2001, between The Huntington Funds ("Investment Company") and Edgewood Services, Inc. ("Edgewood") with respect to the Class of shares set forth above.

   1. The Investment Company hereby appoints Edgewood to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, Edgewood is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Investment Company.

   2. During the term of this Agreement, the Investment Company will pay Edgewood for services pursuant to this Agreement: (i) a monthly fee computed at the annual rate of 0.75% of the average aggregate net asset value of the Investment B Shares held during the month; and
        (ii) all contingent deferred sales charges paid by shareholders during the month in connection with the redemption of Investment B Shares in accordance with the Investment Company's then-current Prospectus and Statement of Additional Information. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

   3. Edgewood may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as Edgewood may, by notice to the Investment Company, voluntarily declare to be effective.

   4. Edgewood will enter into separate written agreements with various Financial Institutions to provide certain of the services set forth in Paragraph 1 herein. Edgewood, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by Edgewood in its sole discretion.

   5. Edgewood will prepare reports to the Board of Trustees of the Investment Company on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.











      In consideration of the mutual covenants set forth in the Distributor's Contract dated December 1, 2001, between the Investment Company and Edgewood, the Investment Company executes and delivers this Exhibit on behalf of the Funds, and with respect to the Share Classes thereof, first set forth in this Exhibit.

   Witness the due execution hereof this 1st day of August, 2002.



II.   THE HUNTINGTON FUNDS          EDGEWOOD SERVICES, INC.





By:  /s/ James E. Ostrowski         By:  /s/ Peter J. Germain

Name: James E. Ostrowski            Name: Peter J. Germain

Title: Vice President               Title: President


                                  Exhibit H

                                    to the

                            Distributor's Contract

                             The Huntington Funds

                                 Trust Shares



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                      FUNDS                                CLASS
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Situs Small Cap Fund                         Trust Shares
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      In consideration of the mutual covenants set forth in the Distributor's
Contract dated December 1, 2001, between The Huntington Funds ("Investment Company") and Edgewood Services, Inc. ("Edgewood"), the Investment Company executes and delivers this Exhibit on behalf of the Funds, and with respect to the Share Classes thereof, first set forth in this Exhibit.

   Witness the due execution hereof this 1st day of August, 2002.



III.  THE HUNTINGTON FUNDS          EDGEWOOD SERVICES, INC.



By:  /s/ James E. Ostrowski         By:  /s/ Peter J. Germain

Name: James E. Ostrowski            Name: Peter J. Germain

Title: Vice President               Title: President